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                             Tuscarora Incorporated
                EXHIBIT 11 - COMPUTATION OF NET INCOME PER SHARE


                                                                                    Three Months Ended November 30,
                                                                                 -------------------------------------

                                                                                 1995                            1994
                                                                                -----                           -----
                                                                                 (In thousands, except per share data)
PRIMARY
   Weighted average number of shares of
      Common Stock outstanding                                                  6,182                           6,148
   Net effect of dilutive stock options -
      based on the treasury stock method
      using average market price                                                  135                              85
                                                                                -----                           -----
           TOTAL                                                                6,317                           6,233
                                                                                =====                           =====

   Net income                                                                   3,154                           2,501
                                                                                =====                           =====

   Per share amount                                                             $ .50                           $ .40
                                                                                =====                           =====

FULLY DILUTED
   Weighted average number of shares of
      Common Stock outstanding                                                  6,182                           6,148
   Net effect of dilutive stock options -
      based on the treasury stock method
      using greater of average market price
      or closing market price                                                     136                              94
                                                                                -----                           -----
           TOTAL                                                                6,318                           6,242
                                                                                =====                           =====

   Net income                                                                   3,154                           2,501
                                                                                =====                           =====

   Per share amount                                                             $ .50                           $ .40
                                                                                =====                           =====


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